EXHIBIT 99.1

Pacific Energy Development Announces Proposed Public Offering of Common Stock

Danville, CA – February 28, 2014 – Pacific Energy Development (PEDEVCO Corp – NYSE MKT: PED), an energy company engaged in the acquisition and development of strategic high-value energy projects in the U.S. and Asia, announced that it intends to offer, subject to market and other conditions, newly issued shares of its common stock (the "Offering") in an underwritten public offering under an effective shelf registration statement on file with the Securities and Exchange Commission (the “SEC”). The final terms of the Offering will depend on market and other conditions at the time of pricing.

The Company expects to use the net proceeds from the Offering to fund drilling operations and for working capital and other general corporate purposes.

Roth Capital Partners is acting as sole book-running manager and National Securities Corporation, a wholly-owned subsidiary of National Holdings, Inc. (OTCBB: NHLD) is serving as the co-manager for the Offering. The Offering of the shares of common stock may be made only by means of a preliminary prospectus supplement and the accompanying prospectus, copies of which can be obtained at the SEC's website at http://www.sec.gov or Roth Capital Partners, 888 San Clemente, Newport Beach, California 92660, (800) 678-9147, or by writing or calling the Company at 4125 Blackhawk Plaza Circle, Ste 201, Danville, CA 94506, attention: Michael Peterson, Executive Vice President and Chief Financial Officer, (925) 271 9314 ext. 2 when available.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in this Offering. There shall not be any sale of these securities in any state or jurisdiction in which such Offering, sale, or solicitation would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Pacific Energy Development

PEDEVCO Corp, d/b/a Pacific Energy Development (NYSE MKT: PED), is a publicly-traded energy company engaged in the acquisition and development of strategic, high growth energy projects, including shale oil and gas assets, in the United States and Asia. The Company's principal assets include its Niobrara asset located in the DJ Basin in Colorado, its Mississippian asset located in Comanche, Harper, Barber and Kiowa Counties, Kansas, its Eagle Ford asset in McMullen County, Texas, and its North Sugar Valley asset located in Matagorda County, Texas. The Company has also previously announced its entry into agreements to acquire (i) a controlling interest in a 380,000 acre producing asset located in the Pre-Caspian Basin, one of the largest producing basins in Kazakhstan, and (ii) an additional approximately 28,727 net acres and wells producing approximately 400 net barrels of oil equivalent per day in Weld and Morgan Counties, Colorado. Pacific Energy Development is headquartered in Danville, California, with offices in Houston, Texas and Beijing, China. For more information, please visit www.PacificEnergyDevelopment.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains forward-looking statements about the proposed Offering and the use of the Offering proceeds that involve risks and uncertainties. Any forward-looking statements and all other statements that may be made in this news release that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Specific risks include stock market conditions and our ability to complete the Offering on acceptable terms. Please refer to PEDEVCO Corp. (d/b/a Pacific Energy Development) filings with the SEC for more information on the risk factors that could cause our actual results to differ.

Pacific Energy Development

Bonnie Tang
1-855-733-3826 ext 21 (Media)
PR@pacificenergydevelopment.com

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